EXECUTION COPY

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (referred to herein as the "Settlement Agreement") is entered into this 26th day of September, 2017, by and between **ADCARE HEALTH SYSTEMS, INC.**, a Georgia corporation (referred to herein as "AdCare") and **WILLIAM MCBRIDE, III** (referred to herein as "McBride"). AdCare and McBride are individually hereinafter referred to as a "Party" and collectively hereinafter referred to as the "Parties." Capitalized terms that are not defined in this Settlement Agreement shall have the same meaning ascribed to them in the hereinafter defined Employment Agreement.

RECITALS

WHEREAS, the Parties entered into a certain Executive Employment Agreement dated October 10, 2014, as subsequently amended (the "Employment Agreement");

WHEREAS, AdCare terminated McBride's employment effective April 17, 2017 (the "Termination Date"), and maintains that it terminated McBride's employment for Cause, as that term is used in the Employment Agreement;

WHEREAS, McBride disputes whether AdCare terminated his employment for Cause and has asserted that he has rights and claims against AdCare and others relating to his termination (the "Dispute"); and

WHEREAS, the Parties desire to resolve all claims, obligations, and liabilities concerning the Dispute;

NOW, THEREFORE, in consideration of the mutual terms and conditions contained herein and other valuable consideration, the receipt and adequacy of which the Parties hereby acknowledge, the Parties agree as follows:

Section 1. **Payment**. McBride acknowledges and agrees that his employment (and his membership on AdCare's Board of Directors) along with all titles, positions and job duties at AdCare and its subsidiaries terminated on the Termination Date and that he has received all salary, bonuses, wages, compensation, benefits and expense reimbursement that he was owed up to the Termination Date. In addition, as consideration (a) for McBride's release of claims herein including but not limited to tort claims, claims for emotional distress and/or personal injury, the forfeiture of Unvested Equity Awards (as defined in Section 2(b) herein), and as reimbursement of actual attorneys' fees incurred, AdCare shall pay to McBride $160,000.00 ($57,500.00 being attributable to release of claims for wages and the forfeiture of Unvested Equity (the "Wage claims") that will be subject to applicable deductions and withholding as 2017 wage income to Mr. McBride) and $60,000.00 of the $160,000.00, less applicable deductions and withholding attributable to the Wage claims, shall be paid within the later of (i) seven (7) days of the Effective Date (as defined in Section 13 herein) and (ii) AdCare's receipt of the Certification (as defined in Section 2(b)) and the written instructions contemplated by Section 2(b), and of which $100,000.00 shall be paid by delivery of the Note (hereinafter defined in this Section 2); and (b) for McBride's agreement to the continuation of the restrictive covenants under the Employment Agreement, AdCare shall pay to McBride $200,000.00 by delivery of the Note. Upon the

Effective Date, AdCare shall deliver to McBride an executed Unsecured Negotiable Promissory Note with an original principal amount of $300,000.00 (representing $100,000.00 for payments made pursuant to clause (a) above and $200,000.00 for payments made pursuant to clause (b) above) and otherwise in the form attached hereto as Exhibit A (the "Note"). AdCare will issue to McBride Internal Revenue Service Form 1099s reflecting each of the foregoing payments and McBride shall be solely responsible for, and shall indemnify the AdCare Indemnified Parties (as defined in Section 2), against all taxes, liabilities and penalties regarding such payments, except that if any portion of the payments are subsequently determined to constitute wages subject to FICA or other similar withholding, then McBride shall only be liable for (and shall only be obligated to indemnify the AdCare Indemnified Parties for) that portion of the FICA or similar payroll tax withholding requirement applicable to an employee, and AdCare shall solely be responsible for the employer's share of such FICA or similar payroll tax withholding.

Section 2. General Release (McBride).

(a) In consideration of the mutual promises and covenants contained herein, McBride, on his own behalf and on behalf of any and all of his heirs, agents, successors, and assigns, hereby irrevocably and forever releases, covenants not to sue, and discharges AdCare and its affiliates, subsidiaries, officers, directors, employees, agents, attorneys, accountants, predecessors-in-interest, successors, and assigns (collectively, the "AdCare Indemnified Parties") from and of any and all liabilities, claims, obligations, causes of action, costs (including attorney's fees) and demands of every kind and nature whatsoever, whether asserted or unasserted, known or unknown, including but not limited to any and all tort claims or claims of breach of any other legal duty whether resulting from intentional misconduct, acts of negligence, or otherwise, claims for personal injury and emotional distress and those arising out of or related to McBride's employment and positions with AdCare, the Employment Agreement, or the Dispute, including claims under the Age Discrimination Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, or any other federal, state law or local law or ordinance except for his rights to enforce the provisions of this Settlement Agreement and the Note and as further contemplated by Section 5. This Settlement Agreement is intended to comply with the Older Workers Benefit Protection Act, and McBride acknowledges and agrees that he is waiving rights and claims under the Age Discrimination in Employment Act.

(b) McBride hereby forfeits and releases all rights, if any, to any and all compensation under the Employment Agreement, including any severance, any Tax Bonus Payment or any other amounts contemplated by Section 7 of the Employment Agreement. Without limiting the generality of the foregoing, McBride acknowledges and agrees that (i) 50,000 shares of Common Stock of the Initial Restricted Stock Award, 16,666 shares of Common Stock of the Subsequent Restricted Stock Award and 100,000 shares of Common Stock underlying the Warrant were originally scheduled to vest on October 10, 2017 and, therefore, were unvested as of the Termination Date (collectively the "Unvested Equity Awards"); and (ii) the Unvested Equity Awards have been, and are, forfeited as of the Termination Date. Within seven (7) days of the Effective Date, McBride shall deliver to AdCare a certification that McBride has delivered to McBride's broker instructions to deliver to McBride, on an expedited basis, stock certificate No. AHS 1266, evidencing 66,666 shares of Common Stock (the "Certificate"), along with evidence of such instructions (the "Certification"). No later than three (3) business days after McBride's receipt of the Certificate, McBride shall deliver to AdCare for

cancellation the Certificate (which represents the Unvested Equity Awards which are Restricted Stock Awards) and all other agreements which represent such Restricted Stock Awards and shall take all actions, and execute all documents and instruments, as may be required by AdCare's transfer agent, or otherwise reasonably requested by AdCare, to effectuate the cancellation of such Certificate and reflect said forfeiture on AdCare's stock records maintained by its transfer agent, including obtaining gold medallion guarantees. McBride acknowledges that he may not trade in AdCare securities while he is in possession of AdCare's material nonpublic information, including after the Termination Date, until that information has become public or is no longer material. AdCare acknowledges that the Warrant, to the extent vested immediately prior to the Termination Date, shall remain in effect and exercisable in accordance with its terms with respect to such vested portion.

(c) McBride represents, warrants and agrees that he has been fully advised by his attorneys regarding the contents of Section 1542 of the Civil Code of California ("Section 1542") and McBride expressly waives and relinquishes all rights and benefits under Section 1542 and any similar law or common law principle of similar effect in any jurisdiction with respect to the claims McBride releases herein. Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Section 3. Warranty. McBride warrants that he has not filed any lawsuit, charge, complaint, or claim against any AdCare Indemnified Party with any court or governmental agency arising out of or related to any events occurring prior to this Settlement Agreement, including his employment with AdCare, the Employment Agreement, or the Dispute.

Section 4. Release (AdCare). In consideration of the mutual promises and covenants contained herein, except as set forth below, AdCare, on its own behalf and on behalf of any and all of its principals, agents, affiliates, subsidiaries, predecessors, successors, and assigns, hereby irrevocably and forever releases, covenants not to sue, and discharges McBride, and his agents, successors, and assigns from and of any and all liabilities, claims, obligations, causes of action, costs (including attorney's fees) and demands of every kind and nature whatsoever, whether asserted or unasserted, known or unknown, arising out of or related to McBride's employment with AdCare, the Employment Agreement, or the Dispute, except for: (a) claims for intentional tortious conduct, fraud, (whether financial, accounting or otherwise) or arising out of criminal misconduct other than in connection with the Dispute (collectively, "Retained Claims"); provided, however, that any Retained Claims not released herein must be based on facts, acts or circumstances not known to, and not reasonably discoverable by, AdCare; (b) AdCare's rights to enforce the provisions of this Settlement Agreement; and/or (c) as further contemplated by Section 5. AdCare represents and warrants that it is not presently aware of any claims against McBride that would be subject to the exception to this release stated in Section 4(a).

Section 5. Survival of Restrictive Covenants and Indemnification. Notwithstanding the foregoing, AdCare does not release any claims against McBride with

respect to the restrictive covenants set forth in Section 11 of the Employment Agreement (the "Restrictive Covenants"), and McBride does not release any claims against AdCare with respect to the indemnification obligations set forth in Section 5(h) of the Employment Agreement (the "Indemnity Obligations"). Rather, the Parties specifically agree that the Restrictive Covenants contained in Section 11 of the Employment Agreement and the Indemnity Obligations set forth in Section 5(h) of the Employment Agreement (and any other terms in the Employment Agreement necessary to effectuate the survival of Sections 5(h) and 11 of the Employment Agreement) shall survive the termination of McBride's employment with AdCare, the Termination Date and this Settlement Agreement and shall remain in full force and effect.

Section 6. **Return of AdCare Property and Confidentiality.** McBride will promptly turn over all physical items and other property belonging to AdCare, including all electronic devices, business correspondence, letters, papers, reports, customer lists, financial statements, credit reports, or other Confidential Information, data, or documents of AdCare in the possession or control of McBride. With respect to paper or electronic documents or data, in lieu of returning said property, McBride may destroy the documents or data and provide written certification of such destruction to AdCare. McBride agrees to keep all the foregoing information pertaining to the business of AdCare confidential. McBride shall not give to any person, firm, association, corporation or governmental agency any such information, except as required by law. McBride shall give prompt written notice to AdCare if he receives any discovery or other legal order for such information and will not disclose such information until AdCare has had a reasonable opportunity to protect the confidentiality of the requested information. McBride agrees such information is the property of AdCare and he shall not use such information for his own purposes or for the benefit of any person or organization other than AdCare.

Section 7. **No Admission of Liability**. The Parties acknowledge and agree that nothing herein shall be construed as an admission of liability or as an admission of a violation of any law or breach of any agreement or duty, and any such liability, violation, or breach is expressly denied. Without limiting the generality of the foregoing, AdCare and McBride agree that, from and after the Effective Date, the termination of McBride's employment with AdCare shall be deemed a resignation by McBride.

Section 8. **Mediation Fees**. AdCare shall pay the mediation fees from the mediation on August 30, 2017.

Section 9. **Non-Disparagement**. The Parties mutually agree to forebear from making, indirectly or directly, any oral or written public or private statements that are disparaging of the other or their respective principals, officers, directors, employees, agents, affiliates, subsidiaries, predecessors, successors, and assigns. Notwithstanding the foregoing, nothing in this Section 9 shall prohibit: (a) AdCare or McBride from providing truthful information in response to an inquiry by the Securities and Exchange Commission (the "SEC") or any other government agency, a subpoena or other legal process; or (b) AdCare from making disclosure in its filings with the SEC as AdCare deems necessary regarding this Settlement Agreement and the Note.

Section 10. **Cooperation**. McBride agrees, upon written request from AdCare and in exchange for the fees and expenses set forth in this Section 10, to make himself reasonably available (taking in account McBride's business and personal needs) to cooperate with the AdCare Indemnified Parties in matters that materially concern:

(a) (1) requests for information about the services McBride provided to the AdCare Indemnified Parties during his employment with AdCare; (2) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any AdCare Indemnified Party; or (3) any investigation or review by any federal, state, or local regulatory, quasi-regulatory or self-governing authority as any such investigation or review relates to events or occurrences that transpired while McBride was employed by any AdCare Indemnified Party. Such cooperation shall include: (x) making himself reasonably available to meet and speak with officers or employees of any AdCare Indemnified Party, AdCare's counsel or any third parties at the request of AdCare; and (y) giving accurate and truthful information at any interviews and accurate and truthful testimony in any legal proceedings or actions.

(b) If AdCare requests services pursuant to this Section 10, then AdCare will compensate McBride at a rate of $200.00 per hour for the number of hours actually expended by McBride in rending such services, and AdCare will reimburse McBride for any reasonable, out-of-pocket travel, hotel and meal expenses incurred in connection with McBride's performance of obligations pursuant to this Section 10, with such reimbursement to be in accordance with AdCare's business travel and expense policies currently in effect and applicable to AdCare's executive officers. McBride shall send an invoice within 30 days of the end of each calendar month in which he performed chargeable services pursuant to this Section 10, which invoice shall set forth the number of hours (or fraction thereof) for services performed, a brief description of the services rendered and a list of all expenses to be reimbursed.

(c) If McBride reasonably determines that he should be represented by counsel in connection with any services AdCare requests McBride to provide pursuant to this Section 10, then McBride shall be represented by counsel selected by AdCare, which may be (at AdCare's election) the same counsel representing AdCare or another AdCare Indemnified Party in such matter unless the counsel selected by AdCare to represent McBride determines in good faith that there is a conflict of interest that requires separate representation for McBride and AdCare (or such other AdCare Indemnified Party), in which case AdCare shall pay the reasonable costs and expenses of separate counsel selected by McBride. Nothing herein shall limit AdCare's surviving Indemnity Obligations referenced in Section 5.

(d) Nothing in this Agreement, or any other agreement by and between the Parties, is intended to or shall preclude or in any way limit or restrict McBride or AdCare from providing accurate and truthful testimony in response to a valid subpoena, court order, regulatory or governmental request, or other judicial, administrative or legal process or otherwise as required by law.

Section 11. Miscellaneous.

(a) This Settlement Agreement shall be governed and construed in accordance with the laws of the State of Georgia (without giving effect to choice-of-law principles thereof) and the Parties agree that any action or lawsuit between them will be filed solely in the state courts of Fulton County Georgia or the United States District Court for the Northern District of Georgia and the Parties irrevocably submit to the personal jurisdiction and venue of those courts for the purposes of any disputes between them.

(b) This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c) All rights, covenants, and agreements of the Parties contained in this Settlement Agreement shall be binding upon and inure to the benefit of their respective successors and assigns (including Regional Health Properties, Inc. ("RHE"), which shall be the successor to AdCare upon, and subject to, the merger of AdCare into RHE as contemplated by AdCare's definitive proxy statement filed with the SEC on August 2, 2017). This Settlement Agreement, and the rights and obligations hereunder, may not be assigned by any Party without the prior written consent of the other Parties.

(d) Each Party agrees to do all acts and to make, execute, and deliver such written instruments as shall from time to time be reasonably necessary to carry out the terms and provisions of this Settlement Agreement.

(e) This Settlement Agreement, along with the Note, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and preempts any prior written or oral agreements between the Parties which may have related to the subject matter hereof in any way.

(f) McBride represents and agrees that he has had a full and adequate opportunity to consider whether he may have any claims against AdCare. Further, McBride represents and agrees that: (i) this Settlement Agreement is written in plain English in a manner understandable to him; (ii) this Settlement Agreement is granted in exchange for consideration which is in addition to anything of value to which he is otherwise entitled; (iii) he is hereby advised by AdCare to consult with an attorney and has had an opportunity to consult with (and did consult with) an attorney prior to deciding whether to execute and enter into this Settlement Agreement; and (iv) he has been given at least twenty-one (21) days within which to consider this Settlement Agreement and has either used the full twenty-one (21) day period to consider this Agreement, or has voluntarily chosen to execute this Settlement Agreement before the end of that period.

(g) The headings of Sections in this Settlement Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Settlement Agreement unless otherwise specified. All words used in this Settlement Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise

expressly provided, the words "hereof" and "hereunder" and similar references refer to this Settlement Agreement in its entirety and not to any specific section or subsection hereof, the words "including" or "includes" do limit the preceding words or terms and the word "or" is used in the inclusive sense.

Section 12. **Mutual Acknowledgments**. Each of the undersigned Parties acknowledges and agrees that such Party has carefully read each of the terms and provisions of this Settlement Agreement, understands its contents, and has executed this Settlement Agreement as such Party's own free act and deed, did not rely upon any representations, oral or otherwise, not contained in this Settlement Agreement, and such Party represents and warrants that such Party is duly authorized and competent to execute this Settlement Agreement.

Section 13. **Revocation**. McBride and/or the AdCare may each, at any time up to seven (7) days following the date McBride executes this Settlement Agreement, revoke this Settlement Agreement by giving written notice to the other of revocation with courtesy copies to their respective counsel Michael Caplan and Daniel Zegura. In such a case, this Settlement Agreement shall be deemed terminated, and of no force and effect. This Settlement Agreement will not take effect until the eighth day after McBride's execution (the "Effective Date"), but if not revoked within the seven (7) day period, this Agreement shall be fully effective and enforceable upon the Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the day and year first written above.

WILLIAM MCBRIDE, III

[signature]

Date: 9/26/17

ADCARE HEALTH SYSTEMS, INC.

By: ______________________

Name: ______________________

Title: ______________________

Date: ______________________

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the day and year first written above.

WILLIAM MCBRIDE, III

____

Date: ________________________

ADCARE HEALTH SYSTEMS, INC.

By: [signature]

Name: Allan J. Rimland

Title: President, CFO and CEO

Date: 9.26.2017

EXHIBIT A

UNSECURED NEGOTIABLE PROMISSORY NOTE

$300,000.00 [•], 2017

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, **ADCARE HEALTH SYSTEMS, INC.**, a Georgia corporation ("Maker"), hereby unconditionally promises to pay to the order of **WILLIAM MCBRIDE, III** ("Payee") the principal amount of Three Hundred Thousand Dollars ($300,000.00), together with accrued interest thereon, as provided in this Unsecured Negotiable Promissory Note (as the same may be amended or modified from time to time in accordance with its terms, this "Note").

1. Settlement Agreement. This Note has been executed and delivered pursuant to, and in accordance with, the terms and conditions of that certain Settlement Agreement and Mutual Release, dated as of ________, 2017, by and between Maker and Payee.

2. Interest; Schedule of Payments. Except as otherwise provided herein, the unpaid principal amount of this Note shall accrue interest at an annual rate equal to four percent (4%) (the "Applicable Rate"), from and including the date hereof until this Note is paid in full, whether at maturity, upon acceleration or otherwise. Interest (including interest calculated at the Default Rate as defined in Section 5 below) on the unpaid principal amount of this Note shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed. The principal and interest hereunder shall be payable by Maker in twenty-four (24) equal consecutive monthly installments of Thirteen Thousand Twenty Seven dollars and 42 cents ($13,027.42) each, with such installment payments commencing on October 31, 2017 and continuing on the last day of every month thereafter through and including September 30, 2019 (the "Maturity Date"). The schedule of payments of principal and interest hereunder is set forth on Exhibit A attached hereto and is subject to adjustment following any prepayment as contemplated by Section 3.

3. Prepayment. At any time and from time to time after the date hereof, Maker may prepay in whole or in part, without any fee, premium or penalty, the unpaid principal amount of this Note (less all applicable tax deductions) and the accrued but unpaid interest thereon. All payments shall be applied first to the accrued but unpaid interest and then to the unpaid principal amount of this Note. Following any prepayment, the amortization of this Note (and the schedule of payments of principal and interest hereunder) shall be recalculated so that the remaining unpaid principal amount of this Note, together with interest accruing thereon, shall amortize in substantially equal payments, with the last such payment to be due and payable on the Maturity Date. From and after the date of such prepayment, the remaining payments under this Note, and the principal amount due thereunder, shall be automatically adjusted to reflect such recalculated payment schedule.

4. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

(a) If Maker shall fail to pay when due any payment of principal or interest of this Note and such failure continues for seven (7) days after Payee notifies Maker thereof in writing.

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall: (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; or (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official.

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within sixty (60) days.

5. Default Interest. During the existence and continuance of an Event of Default, the unpaid principal amount of this Note shall accrue interest at an annual rate equal to eighteen percent (18%) (the "Default Rate"); provided, however, that if such Event of Default is an Event of Default described in Section 4(a), and such Event of Default is subsequently cured by full payment of all past-due principal amounts and the payment of all accrued interest (including interest accruing at the Default Rate as a result of such Event of Default), then the rate of interest which accrues on the unpaid principal amount of this Note will be reduced from the Default Rate to the Applicable Rate commencing the day after such cure.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default (unless all Events of Default have been cured by Maker or waived by Payee), Payee may at its option and by written notice to Maker, declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, immediately due and payable or exercise any of its rights, powers or remedies under applicable law; provided, however, that if an Event of Default described in Section 4(b) or Section 4(c) shall occur, then the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall be immediately due and payable without any notice by Payee.

7. Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Maker or Payee, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of Payee and Maker herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or equity.

8. Payments. Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America by check to the address for notices to Payee as set forth in Section 9, or at such other address as may be specified in a written notice by Payee to Maker. Payee may request payment by wire transfer of immediately available funds to the Payee's account at a bank specified by the Payee to the Maker from time to time and Payee shall pay (and Maker may deduct from the amount of each wire payment) all the costs, expenses and fees applicable to such wire payment. If any payment on this Note is due on a day which is not a business day, then such payment shall be made on the next succeeding business day.

9. Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to the applicable address for notices set forth below (or to such other address as may be specified in a written notice by Maker or Payee to the other):

If to Maker:
AdCare Health Systems, Inc.
454 Satellite Blvd., NW
Suite 100
Suwanee, GA 30024
Facsimile: ______________
E-mail: ______________
Attention: ______________

If to Payee:
William McBride, III
____
____
Facsimile: ______________
E-mail: ______________

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

10. Interest Rate. If interest payable under this Note is in excess of the maximum permitted by applicable law, then the interest chargeable hereunder shall be reduced to the maximum amount permitted by applicable law.

11. Waivers by Maker. Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

12. Parties in Interest. This Note shall inure to the benefit of, and be binding upon, Maker and Payee and their respective successors, heirs and assigns (including Regional Health Properties, Inc. ("RHE"), which shall be the successor to Maker upon, and subject to, the merger of Maker into RHE as contemplated by Maker's definitive proxy statement filed with the Securities and Exchange Commission on August 2, 2017).

13. Amendment and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by Maker and Payee. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14. Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia (without giving effect to any choice or conflict-of-laws rule that would cause the application of the laws of any jurisdiction other than the State of Georgia).

16. Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words "including" or "includes" do limit the preceding words or terms and the word "or" is used in the inclusive sense.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized representative on the date first written above.

MAKER:

ADCARE HEALTH SYSTEMS, INC.

By:______________________________
Name: ____________________________
Title ____________________________